LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints JoAnn M. Strasser, Michael V. Wible, Philip B. Sineneng, Andrew J. Davalla, and Cassandra W. Borchers and each of them, as his true and lawful attorney in fact and agent with full power of substitution and resubstitution for such attorney in fact in such attorney in facts name, place, and stead, in any and all capacities, to:

1.	execute for and on behalf of the undersigned, in the
undersigneds capacity as a reporting person pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules thereunder of The Mexico Fund, Inc. (the Fund), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

2.	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes) and updating same; and

3.	take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of any of such attorneys in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys in fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys in fact may approve in the discretion of any of such attorneys in fact.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys in fact, or the substitute or substitutes of any of such attorneys in fact, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.


IN WITNESS WHEREOF, the undersigned has caused this Limited
Power of Attorney to be executed as of this 5th day of March, 2024.

Signature: 	/s/ Richard B. Vaughan

Name:		Richard B. Vaughan

State of Texas
County of Harris

This instrument was acknowledged before me on March 5, 2024, by Richard B. Vaughan.

Given under my hand and seal and seal of office this 5th day of March 2024.

Notary Signature:	/s/ Jovana M. Valencia

Jovana M. Valencia
Notary Public, State of Texas
Comm. Expires 07/05/2026
Notary ID 133841814

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